Deed of Trust and Security Agreement

THE STATE OF TEXAS

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KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF CHAMBERS

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NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

That the undersigned, BLUE RIDGE REAL ESTATE COMPANY, a Pennsylvania Corporation, hereinafter called Grantors (whether one or more), in consideration of TEN AND NO/100 DOLLARS ($10.00) cash in hand paid by KENNETH D. MOORE, hereinafter called Trustee, whose address is P.O. Drawer N, Anahuac, Texas 77514, the receipt of which payment is hereby acknowledged and confessed, and of the debt and trust hereinafter mentioned have Granted, Bargained, Sold and Conveyed, and by these presents do Grant, Bargain, Sell and Convey unto Trustee, and unto the successor or substitute Trustee hereinafter provided, the following described property situated in Chambers County, Texas, to-wit:

SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF FOR ALL INTENTS AND PURPOSES;

together with all improvements thereon and hereafter placed thereon, and all fixtures, materials, equipment, apparatus, and other property, real and personal, now or hereafter installed on the above described property or the improvements thereon which property upon installation becomes legally known as a "fixture" under the common and/or statutory law of the State of Texas, including, but not limited to, all heating, lighting, refrigeration, plumbing, ventilating, incinerating, water-heating, cooking and air-conditioning equipment, fixtures and appurtenances, window screens, window shades, Venetian blinds, awnings, floor coverings and shrubbery and all renewals, replacements and substitutions thereof and additions thereto, all of which said property and fixtures shall be deemed to be a part of and affixed to the above described real property; and all rents, income and profits arising from any part of the above described property and the use thereof:

TO HAVE AND TO HOLD the above described property, together with all and singular the rights, privileges, hereditaments and appurtenances thereunto in anywise incident, appertaining or belonging (all of which is hereinafter called premises) unto Trustee, and his successors or substitutes forever; and Grantors hereby bind themselves, their heirs, successors and legal representatives, to warrant and forever defend said premises unto Trustee, his successors and substitutes, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

This conveyance is made in trust on the following trusts, terms and conditions, and for the purpose of securing and enforcing the payment of an indebtedness, as evidenced in part by a certain promissory note (hereinafter called Note) of even date herewith in the principal sum of ONE MILLION FIFTY THOUSAND AND NO/100 DOLLARS ($1,050,000.00), being payable and bearing interest before and after maturity thereof as therein specified, containing certain accelerating maturity and attorney's fee collection clauses, as specified therein, executed by Grantors and payable to the order of BARBERS HILL BANKING CENTER, a branch of ANAHUAC NATIONAL BANK, (hereinafter, together with any subsequent holder of this Note, called Beneficiary), in lawful money of the United States.

In addition to the Note, the indebtedness secured hereby shall cover and include all other sums of money which may be hereafter paid and advanced by Beneficiary under the terms and provisions of this Deed of Trust, which said sums of money and the Note shall be hereinafter jointly called "indebtedness."

Grantors hereby expressly covenant and agree that:

1.

They will pay the Note secured hereby in accordance with the terms and provisions thereof.

2. This Deed of Trust shall cover any and all rearrangements and renewals of the indebtedness secured hereby and all extensions in the time of payment thereof. Likewise, the execution of this Deed of Trust shall not impair or affect any other security which may be given to secure the payment of the indebtedness secured hereby, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial release of the security or any extension of time of payment of the indebtedness secured hereby shall not diminish the force, effect, or lien of this Deed of Trust and shall not affect or impair the liability of any maker, surety or endorser for the payment of said indebtedness.

3. They will pay as same come due and before they become delinquent, all taxes, assessments and other charges imposed, levied or assessed against the premises.

4. They will keep the premises in good condition and repair and will not commit or permit any waste, impairment or deterioration of the same and generally will not do any act by which the value of the above described premises may become impaired. Neither shall any improvements or fixtures be altered, destroyed or removed from said property without the written consent of Beneficiary.

5. As additional security for the payment of the Note and all sums to become due under this Deed of Trust, Grantors hereby assign to Beneficiary all rents, revenues, and incomes from the premises, including all rents, revenues, bonus money, royalties, rights and benefits accruing to Grantors under all present and future oil, gas, and mineral leases on said premises. On default in the prompt payment of any sums secured by this Deed of Trust, Beneficiary, or any Agent of Beneficiary, shall have the right, but not the obligation, to demand, collect, receive, sue for and recover in its own name all such presently owing or future rents, revenues, and incomes and to apply the same to the payment of the indebtedness secured hereby, after first deducting therefrom all expenses of collection. On such default, Beneficiary shall also have the right to take possession of the premises, remove all persons therefrom and rent the same for the account of Grantors. (Likewise, on such default, Beneficiary shall be entitled to have a receiver appointed without notice to Grantors and without regard to the valuation of said premises or the solvency or insolvency of Grantors or any other person liable for any part of the indebtedness secured hereby.)

6. Grantors will keep the premises insured against such hazards and in such companies, forms and amounts as may be required by Beneficiary. All such insurance policies shall contain loss payable clauses payable to Beneficiary as its interest may appear, and all insurance policies and renewals thereof shall be delivered to Beneficiary immediately upon issuance thereof, together with receipts showing payment of all premiums thereon. Beneficiary shall have the right to collect and receive all money that may become payable and collectable on all such policies (whether through loss or damage to the premises, or otherwise) and Beneficiary, upon collection of any such proceeds may, at its option, after deducting a reasonable collection expense, use or apply the funds so collected to any or a combination of the following, to-wit: (i) use of such proceeds in full or in part by Beneficiary for the rebuilding and restoration of any part of the damaged or destroyed premises; (ii) release of such funds in full or in part in a lump sum or in installments to Grantors for their use in rebuilding and restoration of any part of the damaged or destroyed premises; (iii) release of such funds in full or in part to Grantors without restriction on their use; or (iv) application of such funds in full or in part to the indebtedness secured hereby, even though such indebtedness may not be due according to its terms. In the event Beneficiary elects to apply any of such funds under the provisions of item (iv) above, Beneficiary shall have the option to apply such funds as a prepayment of the last installments due and payable under the aforementioned note, and Grantors shall be liable to continue the required payments set forth in such note without any reduction therein by reason of such prepayment, or Beneficiary may apply such funds to any delinquent installments owing on such note or as a prepayment of the next installments or principal, interest or principal and interest due and payable on such note, or to any combination of such delinquent and/or future installments due on such note. Any such money held by Beneficiary for rebuilding or restoration shall be held without payment or allowance of interest. This provision shall not create any duty on the part of the Beneficiary to collect insurance proceeds and the Beneficiary shall not be responsible for the failure to collect the same regardless of the cause of such failure.

7. If Grantors fail to pay before delinquency all taxes, assessments and other charges imposed, levied or assessed against said property or to maintain the insurance coverage, all as herein provided Beneficiary may, at its option and without waiver of any other rights granted by this Deed of Trust for breach of the covenants contained herein, procure and pay for any such insurance coverage and pay any such taxes, assessments and other charges, including any sums that may be necessary to redeem the premises from tax sale, without obligation to inquire into the validity of any such taxes, assessments, charges and tax sales, the receipts of the proper officers being conclusive evidence of the validity and amount thereof. All amounts so paid by Beneficiary shall immediately become due to Beneficiary, together with interest thereon from the first day of the calendar month in which such payments were made at the rate provided in the Note secured hereby, and all such amounts shall be added to and become a part of the indebtedness secured by this Deed of Trust.

8. Grantors will not suffer or permit any lien superior or equal to the lien created hereby to attach to or be enforced against the premises.

9. If any part of the premises shall be taken for public use under the power of eminent domain, Beneficiary shall have the right to receive and collect all amounts and damages awarded by such condemnation proceedings and apply the same on the last maturing installments of the indebtedness secured hereby.

10. Beneficiary may deal with any subsequent owner or successors in interest of the premises or any part thereof without notice to Grantors and without limiting or discharging the liability of Grantors under this Deed of Trust and the indebtedness secured hereby. Sale of the premises, forbearance by Beneficiary or extensions of the time of payment of the indebtedness secured hereby shall not operate to release, discharge, modify, change or affect the original liability of Grantors in whole or in part under this Deed of Trust or the note secured hereby.

11. Grantors expressly waive and renounce the benefit of all present and future laws providing for any appraisement before sale of any of the property covered by this Deed of Trust, commonly known as "appraisement law", and all present and future laws extending in any manner the time for enforcement of collection of the indebtedness secured hereby commonly known as "stay laws" and "redemption laws".

12. If, subsequent to the execution and delivery of this Deed of Trust, it should be ascertained that there is a defect in the title of Grantors to the premises, or that there is a lien of any nature whatsoever on any part of the premises, which is equal or superior in rank to the lien granted by this instrument, or if a homestead claim is asserted to any part of the premises adverse to this trust, or if Grantors or any subsequent owner of the premises become insolvent or bankrupt, or a receiver be appointed for their property, or a petition for reorganization be filed against Grantors, then in any such event Beneficiary shall have the right to declare the indebtedness secured hereby at once due and payable without demand or notice, and the lien granted by this Deed of Trust may be foreclosed.

13. (a) If the indebtedness secured hereby is fully paid in accordance with the terms and provisions of this instrument and Note, and if the covenants and agreements contained herein are kept and performed, then this conveyance shall become null and void and shall be released at the expense of Grantors; otherwise, the same shall remain in full force and effect; and if default is made in the payment of any part of the indebtedness secured hereby or in the performance of any of the covenants and agreements contained in this instrument or in the Note, then the entire indebtedness secured hereby shall, at once or at any time thereafter while any part of said indebtedness remains unpaid, at the option of the Beneficiary, become due and payable without demand or notice, notice of intent to accelerate the maturity of the indebtedness being hereby expressly waived by Grantors, and it shall thereupon be the duty of the above named Trustee, or his successors or substitute, as hereinafter provided, to enforce this trust at the request of Beneficiary (which request shall be presumed) and to sell the premises with or without first having taken possession of the same and in whole or in part, as the acting Trustee may elect, (all rights to a marshalling of assets by Grantors being expressly waived hereby) to the highest bidder for cash at public auction at the Courthouse door of the County in which said premises are situated on the first Tuesday of any month between the hours of 10 A.M. and 4 P.M., after giving notice of the time, place and terms of sale and the premises to be sold by posting or causing to be posted written or printed notices thereof for at least twenty-one (21) consecutive days prior to the date of said sale at the County Courthouse door of each County in which any part or portion of the premises are located. In addition, Beneficiary or its Attorney shall at least 21 days preceding the date of sale serve written notice of the proposed sale by certified mail on Grantors and each debtor obligated to pay such debt according to the records of such holder. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to the Grantors and any other such debtor at the most recent address as shown by the records of the holder of the debt, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Said notices may be posted by the acting Trustee or by any person chosen by him. After such sale, the acting Trustee shall make due conveyance with general warranty to the purchaser or purchasers, and the Grantors bind themselves, their heirs and legal representatives to warrant and forever defend the title of such purchaser or purchasers.

(b) The proceeds from any such sale shall be applied by the acting Trustee as follows:

FIRST: To the payment of all expenses of advertising, selling and conveying said premises, including a commission to the acting Trustee of five per cent (5%) of the amount of the unpaid indebtedness secured hereby.

SECOND: To the payment to Beneficiary of all unpaid indebtedness and accrued interest to the date of sale. Any abstract of title to the premises furnished in connection with this loan shall be delivered and become the property of the purchaser at said sale.

THIRD: The balance, if any, shall be paid to Grantors.

(c) The acting Trustee hereunder shall have the right to sell the premises in whole or in part and in such parcels and order as he may determine, and the right of sale hereunder shall not be exhausted by one or more sales, but successive sales may be had until all of the premises have been legally sold. Likewise, Beneficiary may become the purchaser at any such sale if it is the highest bidder.

(d) It shall not be necessary for the acting Trustee to have constructively in his possession any part of the property covered by this Deed of Trust, and the title and right of possession of said property shall pass to the purchaser or purchasers at such sale as fully as if the same had been actually present and delivered. Likewise, on foreclosure of this Deed of Trust whether by power of sale herein contained or otherwise, Grantors, or any person claiming any part of the premises by, through or under Grantors, shall not be entitled to a marshalling of said premises or a sale in inverse order of alienation.

(e) The recitals and statements of fact contained in any conveyance to the purchaser or purchasers at any such sale shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed.

(f) Any sale under the powers granted by this Deed of Trust shall be a perpetual bar against Grantors, their heirs, successors, assigns and legal representatives.

14. In the event of a foreclosure under the powers granted by this Deed of Trust, Grantors, and all other persons in possession of any part of the premises, shall be deemed tenants at will of the purchaser at such foreclosure sale and shall be liable for a reasonable rental for the use of said premises; and if any such tenants refuse to surrender possession of said premises upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and all damages sustained by reason thereof are hereby expressly waived.

15. In case of the death, inability, refusal or incapacity of the herein named Trustee to act, or at the option of the Beneficiary at any time and without cause or notice, a successor or substitute Trustee may be named, constituted and appointed. Successor or substitute trustees may be named, constituted and appointed without procuring the resignation of the former trustee and without other formality than the execution and acknowledgement by Beneficiary of a written instrument (which instrument, if Beneficiary is a corporation, shall be executed by the President or any Vice President and attested by the Secretary or any Assistant Secretary with the corporate seal affixed and without the necessity of any action by the Board of Directors authorizing such appointment) appointing and designating such successor or substitute trustee and filing the same for record in the County where the premises are to be sold, whereupon such successor or substitute trustee shall become vested with and succeed to all of the rights, titles, privileges, powers and duties of the Trustee named herein. Such right of appointment of a substitute or successor trustee shall exist as often and whenever from any of said causes the original or successor or substitute trustee cannot or will not act or has been removed as herein provided. Any act authorized or required to be performed under this Deed of Trust by Trustee, a successor or substitute trustee, may be performed by such Trustee, successor or substitute Trustee in person or by and through his duly appointed and authorized Agent and Attorney-in-Fact, acting under Power of Attorney duly filed in the office of the County Clerk of the County in which the aforementioned real property, or any part thereof, is located.

16. This Deed of Trust and the Note have been executed and delivered in the State of Texas and are to be construed and enforced in accordance with the laws of the State of Texas. If any terms or provisions contained herein are in conflict with the laws of the State of Texas, or would operate to invalidate this Deed of Trust, such terms and provisions shall be held for naught, but the remainder of the terms and provisions shall remain in full force and effect.

17. This instrument shall be deemed to be and may be enforced from time to time as a Deed of Trust, Security Agreement, Assignment, Contract· or Assignment of Rentals and from time to time as anyone or more thereof.

18. If the lien created by this Deed of Trust shall be invalid or unenforceable as to any part of the indebtedness secured hereby, the unsecured portion of said indebtedness shall be completely paid and liquidated prior to the payment and liquidation of the remaining and secured portion of said indebtedness, and all payments made on said indebtedness shall be considered to have been first paid on and applied to the complete payment and liquidation of that portion of the indebtedness which is not secured by the lien of this Deed of Trust.

19. Grantors shall create a fund or reserve for the payment of all insurance premiums, taxes and assessments against the premises by paying to Beneficiary contemporaneously with the installments of principal and interest on the Note a sum equal to the premiums that will next become due and payable on the hazard insurance policies covering the premises, plus taxes and assessments next due on the premises, as estimated by Beneficiary, less all sums paid therefore, divided by the number of months to elapse before one month prior to the date when such premiums, taxes and assessments will become due, such sums to be held by Beneficiary without interest for the purpose of paying such premiums, taxes and assessments. Any excess reserve shall, at the discretion of Beneficiary, be credited by Beneficiary on subsequent payments to be made by Grantors, and any deficiency shall be paid by Grantors to Beneficiary on or before the date when such premiums, taxes and assessments shall be due. Transfer of legal title to the premises shall automatically transfer to the new owner the beneficial interest in all existing hazard insurance policies covering the premises and all claims for losses then existing under such policies together with all sums deposited under the provisions of this paragraph.

20. Grantors covenant and bind themselves to make no conveyances whatsoever, in connection with the exploration of Gas and Oil or other Minerals on the subject property and that they themselves, will refrain from such activity and that they will prosecute any cause or causes of action diligently and to final conclusion arising from damages to the subject property resulting from the exploration for Gas and Oil or other Minerals located in such a manner as to cause damages to the subject property, which are recoverable in law or in equity under the laws of this State, applying the proceeds to the mortgage debt; provided, however, that the Grantors, with the consent of the Beneficiary, may make such settlements out of court as may be deemed just and equitable by the parties concerned.

21. Upon request of Beneficiary, Grantors will promptly correct any defect which may be discovered after the execution and delivery of this instrument, in the Note or Notes or other documents executed in connection herewith, in the execution or acknowledgment hereof or thereof, or in the description of the property covered hereby, and will execute, acknowledge and deliver such other assurances and instruments as shall in the opinion of Beneficiary be necessary or proper to convey and assign to Trustee all the secured property herein conveyed or assigned, or intended so to be, and/or necessary or proper to evidence the indebtedness hereby secured.

22. (a) Grantors specifically covenant and agree that so long as any part of the indebtedness remains unpaid and secured hereby ,that the property herein described (or any part thereof or interest therein) shall not be conveyed or made subject to any conveyance or contract to convey, nor shall the legal or equitable ownership of a title to the property herein described become vested in any person other than the Grantors without the prior written consent of the holder of the Note above described.

(b) In the event the Grantors herein should transfer or attempt to transfer the property herein conveyed by Deed, Contract for Deed or otherwise, without the prior written consent of the Beneficiary, then the said aggregate sum mentioned in said Note or Notes and this Deed of Trust may, at any time thereafter, at the option of Beneficiary, be declared immediately due and payable without regard to any default under the provisions of such Note or any other provision hereof, and without any notice to Grantors reflecting Beneficiary's intent to accelerate the maturity of such Note or Notes, and such indebtedness shall thereupon become immediately due and payable as fully and completely as if said aggregate sum was originally stipulated to be paid on such date, anything in said Note or Notes or herein to the contrary notwithstanding.

23. It is further agreed and covenanted that in the event the mortgagor fails to comply with the above covenants, Beneficiary, at its option and without any preliminary notice to Grantors of its intent to do so, may declare the debt immediately due and payable and may proceed against the security in the same manner as if there had been default in the payment of the Note.

24. If any given monthly payment is not received by Beneficiary on or within 15 days of the due date thereof, then a late charge not to exceed 5% of the entire payment, including any payments to the escrow account, will be charged.

25. It is expressly agreed, all other things herein or in any other note or instrument of indebtedness secured hereby to the contrary notwithstanding, that nothing herein contained, nor in any such note or instrument secured hereby, shall be so construed, or shall so operate in any event, so as to require Grantors to pay interest on the indebtedness secured hereby, or on any other liability or indebtedness now existing, or hereafter to exist and secured hereby, at a rate greater than the highest lawful rate of interest permitted by the laws then in force and governing this transaction for the period of time that same remains unpaid. In the event that interest higher than the lawful rate should ever be collected by Beneficiary on such indebtedness, Beneficiary shall have the option upon discovery of such fact to either (i) rebate the interest so collected which is in excess of the lawful rate to Grantors or (ii) credit such amount to the unpaid principal balance of the indebtedness secured hereby.

26. Without limiting any of the provisions of this instrument, Grantors, as Debtors, and referred to in this paragraph as "Debtors" (whether one or more), expressly grant unto the holder of the indebtedness described herein, as Secured Party (and in this paragraph called "Secured Party", whether one or more), a security interest in all the properties hereinabove described (including both those now and those hereafter existing) to the full extent that such properties may be subject to the Uniform Commercial Code of the state or states where such properties are situated. The security interest granted hereby also covers and includes all contract rights with respect to said properties and all products and proceeds of said properties (said properties, contract rights, products and proceeds being hereinafter collectively referred to as the "collateral" for the purposes of this paragraph). Debtors covenant and agree with Secured Party that:

(a) In addition to and cumulative of any ether remedies granted in this instrument to Secured Party or Trustee, Secured Party or Trustee may, in event of default, proceed under said Uniform Commercial Code as to all or any part of the Collateral and shall have and may exercise with respect to the Collateral all rights, remedies and powers of a secured party under said Uniform Commercial Code, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, lease or utilize the Collateral and any part of parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a Debtor, and to apply the proceeds thereof toward payment of any cost and expenses and attorney's fees and legal expenses thereby incurred by Secured Party, and toward payment of the indebtedness described in this instrument in such order or manner as Secured Party may elect. Among the rights of Secured Party in the event of default, and without limitation, Secured Party shall have the right to take possession of the Collateral and to enter upon any premises where the same may be situated for such purpose without being deemed guilty of trespass and without liability for damages thereby occasioned, and to take any action deemed necessary or appropriate or desirable by Secured Party, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition as herein authorized. To the extent permitted by law, Debtors expressly waive any notice of sale or other disposition of the Collateral and any other rights or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtors agree that if such notice is mailed, postage prepaid, to Debtors at the address designated at the end of this Security Agreement at least five (5) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirements for giving of said notice.

(b) Secured Party is expressly granted the right, at its option, to transfer at any time to itself or its nominee the Collateral, or any part thereof, and to receive the monies, income, proceeds or benefits attributable or accruing thereto and to hold the same as security for the indebtedness or to apply it on the principal and interest or other amounts owing on any of the indebtedness, whether or not then due, in such order or manner as Secured Party may elect. All rights to marshalling of assets of Debtors, including any such rights with respect to the Collateral, are hereby waived.

(c) All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment, lease or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein, and no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of the fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

(d) Secured Party may require Debtors to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. All expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all attorney's fees, legal expenses and costs, shall be added to the indebtedness secured by this instrument and Debtor shall be liable therefore.

(e)

Should Secured Party elect to exercise its rights under said Uniform Commercial Code as to part of the personal property or fixtures described herein, this election shall not preclude Secured Party or Trustee from exercising the rights and remedies granted to the preceding paragraphs of this instrument as to the remaining personal property or fixtures.

(f)

Secured Party may, at its election, at any time after delivery of this instrument, sign one or more copies hereof in order that such copies may be used as a financing statement under said Uniform Commercial Code. Said signature by Secured Party may be placed between the last sentence of this instrument and Debtor's acknowledgment or may follow Debtor's acknowledgment. Secured Party's signature need not be acknowledged and is not necessary to the effectiveness hereof as a deed of trust, mortgage, assignment, pledge or security agreement.

(g)

So long as any amount remains unpaid on any indebtedness described herein, Debtors will not execute and there will not be filed in any public office any financing statement or statements affecting the Collateral other than financing statements in favor of Secured Party hereunder, unless prior written specific consent and approval of Secured Party shall have been first obtained.

MAILING ADDRESS OF BENEFICIARY

MAILING ADDRESS OF GRANTOR:

(SECURED PARTY):

(DEBTOR)

P.O. Box 2155

P.O. Box 707

Mont Belvieu, Texas 77580

Blakeslee, Pennsylvania 18610

(h) Secured Party is authorized to file in any jurisdiction where Secured Party deems it necessary, a financing statement or statements, and at the request of Secured Party, Debtors will join Secured Party in executing One or more financing statements pursuant to said Uniform Commercial Code in form satisfactory to Secured Party, and will pay the cost of filing or recording this instrument as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is deemed by Secured Party to be necessary or desirable.

(i) Debtors further warrant and represent to Secured Party that, except for the security interest granted hereby in the Collateral, Debtors are the owners and holders of the Collateral, free of any adverse claim, security interest or encumbrance, and Debtors agree to defend the Collateral against all claims and demands of any person at any time claiming the same or any interest therein. Debtors further warrant and represent that they have not heretofore signed any financing statement and no financing statement signed by Debtors is now on file in any public office except those statements, true and correct copies of which have been delivered to Secured Party.

27. It is understood and agreed that the proceeds of the Note to the extent that the same are utilized to take up any outstanding liens and charges against the lands described herein or any portion thereof have been advanced by Beneficiary at Grantor's request and upon Grantor's representation that such amounts are due and payable. Beneficiary shall be subrogated to any and all right, superior titles, liens and equities owned or claimed by any owner or holder of said outstanding liens however remote regardless of whether said liens are required by assignment or are released by the holder hereof upon payment.

28. The covenants and agreements herein contained shall inure to the benefit of and be binding upon the respective heirs, successors, assigns, and legal representatives of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

29. Definitions. For the purpose of this Deed of Trust, Grantor, Beneficiary and Trustee agree that, unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified:

A. "Governmental Authority" shall mean the United States, the state, the county, the city or any other political subdivision in which the Mortgaged property is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over Grantor or the Mortgaged Property.

B. "Governmental Requirements" shall mean all laws, ordinances, rules and regulations of any Governmental Authority applicable to Grantor or the Mortgaged Property.

C. "Hazardous Materials shall mean (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 D.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 D.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) underground storage tanks, whether empty, filled or partially filled with any substance; (f) any substance the presence of which on the Mortgaged Property is prohibited by any Governmental Requirements; and (g) any other substance which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal.

D. "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the buildings, improvements, facilities, soil, groundwater, air or other elements on or of the Mortgaged Property by Hazardous Materials, or the contamination of the buildings, improvements, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Deed of Trust) emanating from the Mortgaged Property.

Grantor's Warranties. Grantor hereby represents and warrants that:

A. To Grantor's knowledge, no Hazardous Materials are now located on the Mortgaged Property, and neither Grantor nor, to Grantor's knowledge, any other person has ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under or at the Mortgaged Property or any part thereof;

B. No part of the Mortgaged Property is being used or, to the knowledge of Grantor, has been used at any previous time for the disposal, storage, treatment, processing or other handling of Hazardous Materials, nor is any part of the Mortgaged Property affected by any Hazardous Materials Contamination;

C. To the best of the Grantor's knowledge and belief, no property adjoining the Mortgaged Property is being used, or has ever been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials nor is any other property adjoining the Mortgaged Property affected by Hazardous Materials Contamination;

D. To Grantor's knowledge, no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Mortgaged Property. The Mortgaged Property is not currently on, and to Grantor's knowledge, has never been on, any federal or state "Superfund" or "Superlien" list.

Grantor's Covenants. Grantor agrees to (a) give notice to Beneficiary immediately upon Grantor's acquiring knowledge of the presence of any Hazardous Materials on the Mortgaged Property or of any Hazardous Materials Contamination with a full description thereof; (b) promptly comply with any Governmental Requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Beneficiary with satisfactory evidence of such compliance; and (c) provide Beneficiary, within thirty (30) days after demand by Beneficiary, with a bond, letter of credit or similar financial assurance evidencing to Beneficiary's satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments which may be established on the Mortgaged Property as a result thereof.

Site Assessments. Beneficiary (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on the Mortgaged Property for the purpose of determining whether there exists on the Mortgaged Property any environmental condition which could reasonably be expected to result in any liability, cost or expense to the owner, occupier or operator of such Mortgaged Property arising under any state, federal or local law, rule or regulation relating to Hazardous Materials. The Site Assessment may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Grantor which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Mortgaged Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Mortgaged Property and such other tests on the Mortgaged Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Grantor will supply to the Site Reviewers such historical and operational information regarding the Mortgaged Property as may be reasonable requested by the Site Reviewers to Facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Beneficiary shall make the results of such Site Assessments fully available to Grantor, which (prior to an Event of Default) may at its election participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Grantor upon demand of Beneficiary and any such obligations shall be Indebtedness secured by this Deed of Trust.

Indemnification. Regardless of whether any Site Assessments are conducted hereunder, if any Event of Default shall have occurred and be continuing or any remedies in respect of the Mortgaged Property are exercised by Beneficiary, Grantor shall defend, indemnify and hold harmless Beneficiary and Trustee from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, attorneys' fees and expenses, and remedial costs), suits, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the release of this Deed of Trust) be paid, incurred or suffered by or asserted against Beneficiary or Trustee by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from the Mortgaged Property of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of the Mortgaged Property or the applicability of any Governmental Requirements relating to Hazardous Materials (including, without limitation, CERCLA or any federal, state or local so-called "Superfund" or "Superlien" laws, statute, law, ordinance, code, rule, regulation, order or decree), unless caused by Beneficiary or Trustee or caused by a third party after Grantor is no longer the owner of the Mortgaged Property. The representations, covenants, warranties and indemnifications contained in this Section 29 shall survive the release of this Deed of Trust.

Beneficiary's Right to Remove Hazardous Materials. Beneficiary shall have the right, but not the obligation, prior to subsequent to an Event of Default, without in any way limiting Beneficiary's other rights and remedies under this Deed of Trust, to enter onto the Mortgaged Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Materials or Hazardous Materials Contamination on the Mortgaged Property following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, suit, imposition of a lien on the Mortgaged Property, or other action and/or which, in Beneficiary's sole opinion, could jeopardize Beneficiary's security under this Deed of Trust. All costs and expenses paid or incurred by Beneficiary in the exercise of any such rights shall be Indebtedness secured by this Deed of Trust and shall be payable by Grantor upon demand.

30. Grantors understand and agree that (i) Beneficiary's document retention policy involves the imaging of executed loan documents and the destruction of the paper originals, and (ii) Grantors waive any right that they may have to claim that the imaged copies of the loan documents are not originals.

EXECUTED, this 22nd day of May, A.D., 2009.

BLUE RIDGE REAL ESTATE COMPANY, a Pennsylvania Corporation

By: /s/ Eldon D. Dietterick

ELDON D. DIETTERICK, Executive Vice President

SINGLE OR CORPORATE ACKNOWLEDGMENT

STATE OF

COUNTY OF

BEFORE ME, the undersigned authority, on this day personally appeared ELDON D. DIETTERICK, Executive Vice President, a Pennsylvania Corporation, known to me/proved to me through Driver's License, to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, on behalf of said company and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the 22nd (day of May, A.D., 2009.

COMMONWEALTH OF PENNSYLVANIA

Notarial Seal

John E. Riley, Notary Public

Kidder Twp., Carbon County

My Commission Expires May 14, 2011

Member, Pennsylvania Association of Notaries

/s/ John E. Riley

NOTARY PUBLIC